Exhibit 10.3
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on May 12, 2025, by and between Tamboran Resources Corporation, a Delaware corporation (“Tamboran”), and the subscriber party set forth on the signature page hereto (“Subscriber”).
WHEREAS, Subscriber desires to subscribe for and to purchase from Tamboran that number of shares of common stock, par value $0.001 per share (the “Common Stock”) set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $17.74 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and Tamboran desires to issue and sell to the Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Tamboran;
WHEREAS, Tamboran may enter into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” and/or “accredited investors” (such persons, collectively, the “Other PIPE Investors”) on substantially the same terms as those set forth in this Subscription Agreement, pursuant to which such investors will subscribe for and agree to purchase shares of Common Stock at the same price per share; and
WHEREAS, the Subscriber is an affiliate of Tamboran and the Subscription (as defined below) requires the approval of the shareholders of Tamboran for the purposes of complying with the rules and regulations of the New York Stock Exchange (the “NYSE”) and the Australian Securities Exchange to issue and sell to the Subscriber the Acquired Shares (“Shareholder Approval”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Tamboran hereby agrees to issue and sell to Subscriber, the Acquired Shares on the Closing Date (as defined below) in consideration for the payment of the Purchase Price to Tamboran or its designee (such subscription and issuance, the “Subscription”).
2.Closing.
(a)Subject to the satisfaction of the conditions set forth herein, the closing of the Subscription contemplated hereby (the “Closing”) shall take place on the third business day following receipt of Shareholder Approval (the “Closing Date”). Not less than three (3) business days prior to the scheduled Closing Date, Tamboran shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date and (ii) the wire instructions for delivery of the Purchase Price. On the Closing Date, Tamboran shall deliver, or cause to be delivered, to Subscriber (A) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of Tamboran showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. On the Closing

Date, Subscriber shall deliver to Tamboran the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Tamboran in the Closing Notice (if such funds are delivered before the Closing Date, such funds to be held in escrow until the Closing Date). Prior to the Closing Date, Subscriber shall deliver to Tamboran (1) such information as is reasonably requested in the Closing Notice in order for Tamboran to cause the Acquired Shares to be issued and delivered to Subscriber and (2) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.
(b) The Closing Date shall be subject to the satisfaction (or waiver (to the extent legally permissible) in writing by the party having the benefit of the applicable condition) of the conditions that, on the Closing Date:
(i)solely with respect to Tamboran, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, other than (x) representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects;
(ii)solely with respect to Subscriber, the representations and warranties made by Tamboran in this Subscription Agreement (other than the representations and warranties set forth in Section 3(b), Section 3(d) and Section 3(h)) shall be true and correct in all material respects as of the Closing Date, other than (x) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects, and (i) the representations and warranties made by Tamboran set forth in Section 3(b) and Section 3(d) shall be true and correct in all respects and (ii) other than de minimis changes with respect to shares of Common Stock subject to issuance upon exercise of outstanding warrants and/or underlying equity incentive awards and the vesting of such awards, the representations and warranties made by Tamboran set forth in Section 3(h) shall be true and correct in all respects, each as of the Closing Date;
(iii)solely with respect to Subscriber, Tamboran shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;
(iv)solely with respect to Tamboran, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;
(v)there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;
(vi)no suspension of the qualification of the shares of Common Stock listed on the NYSE for any offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;
(vii)there shall have been no Tamboran Material Adverse Effect with respect to Tamboran since the date hereof;

(viii)Tamboran shall have delivered to Subscriber a duly executed and delivered certificate of Tamboran’s chief executive officer or chief financial officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 2(b)(ii), (iii), (v) (with respect to Tamboran), (vi), (vii) and (ix); and
(ix)Tamboran shall have filed with the NYSE a supplemental listing application covering the Acquired Shares (the “SLAP”) and no objection shall have been raised by the NYSE with respect to the SLAP or the issuance of the Acquired Shares.
(c)At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.
3.Representations and Warranties of Tamboran. Tamboran represents and warrants to Subscriber that:
(a)Tamboran has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and as presently proposed to be conducted as described in the SEC Reports and to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)As of the Closing, the Acquired Shares shall have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights.
(c)There are no securities or instruments issued by or to which Tamboran is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Common Stock issued or to be issued pursuant to the Other Subscription Agreements, as applicable.
(d)This Subscription Agreement has been duly authorized, executed and delivered by Tamboran and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(e)The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Tamboran pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Tamboran is a party or by which Tamboran is bound or to which any of the property or assets of Tamboran is subject; (ii) the organizational documents of Tamboran; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Tamboran or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Tamboran or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Tamboran to perform in any material respects its obligations hereunder (a “Tamboran Material Adverse Effect”).
(f)Tamboran is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Tamboran, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Tamboran is a party or by which Tamboran’s properties or assets are bound or (iii) any law, statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Tamboran or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Tamboran Material Adverse Effect.
(g)Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, Tamboran, in connection with the execution, delivery and performance by Tamboran of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person, other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by the NYSE, and (iv) any required stockholder approvals.
(h)Tamboran is authorized to issue two classes of stock: Common Stock and preferred stock having a par value of $0.0001 per share (“Tamboran Preferred Stock”). The total number of shares of capital stock that Tamboran has authority to issue is 11,000,000,000 shares, of which the total number of shares of Common Stock that Tamboran is authorized to issue is 10,000,000,000 shares and the total number of shares of Tamboran Preferred Stock that Tamboran is authorized to issue is 1,000,000,000. As of the date hereof, (i) 14,536,774 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Common Stock are subject to issuance upon exercise of outstanding warrants, (iii) up to 1,872,506 shares of Common Stock are subject to issuance subject to the vesting conditions of equity incentive awards and (iv) no shares of Tamboran Preferred Stock are issued and outstanding, and there are no agreements or contracts that require the issuance of any Tamboran Preferred Stock.
(i)As of their respective filing dates, all reports required to be filed by Tamboran with the SEC since June 26, 2024 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Tamboran included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Tamboran as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system. There are no material outstanding or unresolved comments in comment letters received by Tamboran (or any affiliate or subsidiary thereof) from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(j)Other than as disclosed in the SEC Reports, Tamboran has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Tamboran’s assets. Tamboran maintains, and has maintained, books and records in the ordinary course of business that are accurate and complete and properly reflect the revenues, expenses, assets and liabilities of Tamboran in all material respects.
(k)Since the date of the balance sheet included in Tamboran’s Form 10-K for the year ended June 30, 2024, there has been (i) no Tamboran Material Adverse Effect, (ii) no transaction which is material to Tamboran and its subsidiaries taken as a whole, (iii) no obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Tamboran or its subsidiaries, which is material to Tamboran and its subsidiaries taken as a whole, (iv) no change in the capital stock or outstanding indebtedness of Tamboran and its subsidiaries, other than as described in the SEC Reports and Section 3(h) of this Subscription Agreement and (v) no dividend or distribution of any kind declared, paid or made on the capital stock of Tamboran or any of its subsidiaries.
(l)Tamboran and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as Tamboran reasonably deems adequate; such insurance insures against such losses and risks in accordance with customary industry practice to protect Tamboran and its subsidiaries and their respective businesses and which is commercially reasonably for the current conduct of their respective businesses; to Tamboran’s Knowledge, all such insurance is fully in force on the date hereof and is expected to be fully in force at each time of purchase, if any; neither Tamboran nor any subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not, individually or in the aggregate, reasonably be expected to result in any Tamboran Material Adverse Effect. “Tamboran’s Knowledge” with respect to any statement means the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers or directors of Tamboran.
(m)Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Acquired Shares by Tamboran to Subscriber.
(n)Neither Tamboran nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising within the meaning of applicable securities laws in connection with any offer or sale of the Acquired Shares.
(o)None of Tamboran, any of its subsidiaries nor any person acting on their behalf has taken or will take, directly or indirectly, any action designed to or that is likely to cause or result in stabilization or manipulation of the price of any security of Tamboran to facilitate the sale or resale of the Acquired Shares or otherwise, and has taken no action which could reasonably be expected to directly or indirectly violate Regulation M under the Exchange Act.
(p)Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Tamboran Material Adverse Effect, there is no proceeding pending, or, to Tamboran’s Knowledge, threatened against Tamboran or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Tamboran.

(q)Except for placement fees payable to the Placement Agent (as defined within), Tamboran has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Tamboran.
(r)None of Tamboran, its subsidiaries, any person acting on its behalf nor, to Tamboran’s Knowledge, any of its affiliates has, directly or indirectly, at any time within the applicable period set forth in Rule 152 promulgated under the Securities Act, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the sale by Tamboran of the Acquired Shares as contemplated hereby or (ii) cause the sale of the Acquired Shares pursuant to this Subscription Agreement to be integrated with prior offerings by Tamboran for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange on which any of the securities of Tamboran are listed or designated.
(s)Other than the Subscribers and the stockholders party to that certain Registration Rights Agreement, dated June 28, 2024, between Tamboran, Sheffield Holdings, LP, and each of the other signatories from time to time party thereto, no person has any right to cause Tamboran to effect the registration under the Securities Act of the offer and sale of any securities of Tamboran other than (i) those offers and sales which are currently registered on an effective registration statement on file with the SEC and (ii) such rights as have been temporarily waived.
(t)The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and Tamboran has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has Tamboran received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. Tamboran is, and immediately following the Closing will be, in compliance with all applicable listing requirements of the NYSE.
(u)Neither Tamboran nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Tamboran or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Tamboran and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(v)Neither Tamboran nor any subsidiary nor, to Tamboran’s Knowledge, any director, officer, agent, employee or affiliate of Tamboran or any subsidiary is currently the target of or otherwise subject to any restrictions under, any sanctions administered or enforced by the United States, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State; the United Nations Security Council; Canada; the European Union; the United Kingdom; or other government authority with jurisdiction over the parties (collectively, “Sanctions”). None of Tamboran or any of its subsidiaries, affiliates, or agents is located, organized or resident in a country or territory that is the subject or target of country or territory-wide Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea or Syria (each, a “Sanctioned Country”). Tamboran and its subsidiaries, affiliates, or agents will not directly or indirectly use the proceeds from the Acquired Shares, or lend, or knowingly contribute or otherwise make available such proceeds: (i) to fund or facilitate any activities of or business with any person that is the target of, or otherwise subject to restrictions under, any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. In the past five years, none of Tamboran nor any of its subsidiaries, affiliates, or agents have engaged in or are now engaged in any dealings or transactions: (i) with, or involving the interests or property of, any person that, at the time of the dealing or transaction, was or is subject to restrictions imposed by any Sanctions or located, organized or resident in a Sanctioned Country; or (ii) that are otherwise prohibited by Sanctions.
(w)The operations of Tamboran and its subsidiaries are in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering and anti-terrorism financing statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Tamboran or any subsidiary with respect to the Money Laundering Laws is pending or, to Tamboran’s Knowledge or the knowledge of any subsidiary, threatened or being investigated.
(x)Tamboran has not received any written communication from a governmental entity that alleges that Tamboran is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
4.Subscriber Representations and Warranties. Subscriber represents and warrants that:
(a)Subscriber has been duly formed or incorporated in and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming the due authorization, execution and delivery of the same by Tamboran, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(c)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to perform in any material respects its obligations hereunder.
(d)Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on either (a) Schedule A following the signature page hereto or (b) on such other form agreed among the Subscriber and Tamboran). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).
(e)Subscriber understands that the Acquired Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Tamboran or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i), (iii) and (iv), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.
(f)Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Tamboran. Subscriber acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Tamboran or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement. Subscriber further acknowledges and agrees that Tamboran has not made and is not making in this Subscription Agreement any representation or warranty as to the U.S. federal, state or local or non-U.S. tax consequences to such Subscriber as a result of such Subscriber’s purchase of the Acquired Shares.
(g)Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section

4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.
(h)In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has access to the SEC Reports. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on the Placement Agent or any affiliate of the Placement Agent with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares, Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Placement Agent or any of its affiliates or any control persons, officers, directors, partners, agents or representatives of any of the foregoing, or any other person or entity, expressly or by implication.
(i)Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and Tamboran, or by means of contact from BofA Securities, Inc., acting as placement agent for Tamboran (the “Placement Agent”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and Tamboran, or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.
(j)Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber further acknowledges and agrees that Tamboran has not made and is not making in this Subscription Agreement any representation or warranty as to the U.S. federal, state or local or non-U.S. tax consequences to such Subscriber as a result of such Subscriber’s purchase of the Acquired Shares.
(k)Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber, and Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Tamboran. Subscriber acknowledges specifically that a possibility of total loss exists.
(l)Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.
(m)Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the OFAC, or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to comprehensive sanctions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.
(n)If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Tamboran nor any of its affiliates (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares.
(o)Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price.
(p)Subscriber acknowledges and agrees that neither the Placement Agent, nor any of its affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to Tamboran or the quality or value of the Acquired Shares. Further, the Placement Agent and any of its affiliates may have acquired non-public information with respect to Tamboran, which Subscriber agrees need not be provided to it. On behalf of itself and its affiliates, Subscriber (i) acknowledges that the Placement Agent shall not have any liability or any obligation to Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Acquired Shares and (ii) releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.
(q)Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Subscription from the Placement Agent and thus will not be deemed to form a relationship with the Placement Agent in connection with the Subscription that would require the Placement Agent to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Subscription.
(r)Subscriber acknowledges and agrees that the Placement Agent, and its affiliates, is acting solely as placement agent in connection with the Subscription and is not acting as underwriter or in any other capacity and is not and shall not be construed as a financial advisor, tax advisor or fiduciary for Subscriber, Tamboran or any other person or entity in connection with the Subscription.
(s)Subscriber acknowledges that no disclosure or offering document has been prepared by the Placement Agent or any of its affiliates in connection with the offer and sale of the Acquired Shares.
(t)Subscriber acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein, and the Subscriber has not relied on any investigation that the Placement Agent, any of its affiliates or any person acting on its behalf has conducted with respect to the Acquired Shares or Tamboran. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent or any of its affiliates.
5.[Reserved].
6.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
7.Covenants.
(a)Tamboran’s Covenants.
(i)Except as contemplated herein, Tamboran, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(ii)With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Subscriber to sell securities of Tamboran to the public without registration, Tamboran agrees, from and after the time the benefits of such rules or regulations may be available to Subscriber until the Acquired Shares are registered for resale under the Securities Act, to:
(1)make and keep public information available, as those terms are understood and defined in Rule 144;
(2)file with the SEC in a timely manner all reports and other documents required of Tamboran under the Securities Act and the Exchange Act if Tamboran becomes, and for so long as Tamboran remains, subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
(3)furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) an electronic statement by Tamboran, if true, that it has complied with the reporting requirements of the Exchange Act as required under Rule 144, (y) an electronic copy of the most recent annual or quarterly report of Tamboran and such other reports and documents so filed by Tamboran and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
(iii)The legend described in Section 4(e) relating to securities law transfer restrictions shall be removed and Tamboran shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Tamboran with customary representations and Tamboran provides the transfer agent an opinion of counsel to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares can be sold, assigned or transferred pursuant to Rule 144. Tamboran shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance, including any other costs related to Tamboran’s obligations under this Section 7(a)(iii) and Section 4(e), provided that, for the avoidance of doubt, the Subscriber shall be responsible for its fees associated with such issuance, including the preparation of any documents or certificates (including outside counsel fees).
(iv)Tamboran will use commercially reasonable efforts to continue the listing and trading of Common Stock on NYSE and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with Tamboran’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
(v)Tamboran shall use commercially reasonable efforts to, within ninety (90) calendar days after the date hereof, hold a special meeting of shareholders to, among other matters, obtain Shareholder Approval.
(b)Subscriber’s Covenants.
(i)For a period of one year from the date hereof, Subscriber shall not engage in any short sales, as defined in Rule 200 of Regulation SHO under the Exchange Act, of any securities of Tamboran.
8.Miscellaneous.

(a)Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing Date, Subscriber agrees to promptly notify Tamboran (which agrees to then promptly notify the Placement Agent) if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber and Tamboran further acknowledge and agree that the Placement Agent is a third-party beneficiary with the right to enforce Section 3, Section 4 and Section 8 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of Tamboran, and that the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Tamboran contained in this Subscription Agreement.
(b)Tamboran, Subscriber and the Placement Agent (with respect to Section 3, Section 4 and Section 8 hereof) are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby and to the extent required by law or regulatory bodies. The Placement Agent is entitled to rely upon the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Tamboran in this Subscription Agreement.
(c)Subscriber may not assign this Subscription Agreement and any of Subscriber’s rights and obligations hereunder without the prior consent of Tamboran; provided, that nothing in this Subscription Agreement shall prohibit Subscriber from transferring or assigning any of its rights, interests and obligations pursuant to this Subscription Agreement to any controlled affiliate of such Subscriber so long as (i) such transfer or assignment would not reasonably be expected to impair or delay the ability of the Subscriber or such transferee to complete its respective obligations pursuant to this Subscription Agreement and (ii) such transferee would otherwise not violate any of the representation and warranties contained in Section 4 hereof. Subject to the foregoing, Subscriber’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to Tamboran hereunder or any of Tamboran’s respective obligations may be transferred or assigned.
(d)All the agreements, covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive for six (6) months following the Closing; provided, however, that the covenants in this Subscription Agreement that contemplate performance after the Closing or expressly by their terms survive the Closing shall survive the Closing in accordance with their respective terms or until fully performed.
(e)Tamboran may request from Subscriber such additional information as Tamboran may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, that upon receipt of such additional information, Tamboran agrees to keep any such information confidential but shall be allowed to convey such information to the Placement Agent and such Placement Agent shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.
(f)This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g)This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.
(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their affiliates, heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(i)If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(j)This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(k)Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.
(l)Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
if to Subscriber, to such address or addresses set forth on the signature page hereto; and

if to Tamboran, to:

Tamboran Resources Corporation
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000, Australia
Attention: [***]
Email: [***]

(m)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n)This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.
THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(n).
(o)Tamboran shall, (i) by 9:00 a.m., New York City time, on the trading day immediately following the date of this Subscription Agreement, issue a press release or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and (ii) file a Current Report on Form 8-K, including a form of this Subscription Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act. Notwithstanding the foregoing, except as may otherwise be agreed with the Subscriber, without such Subscriber’s prior written consent (email being sufficient), Tamboran shall not identify such Subscriber or respective affiliates by name or by identifiable description in any issuance of a press release, on its website, in any marketing materials or investor presentations, on social media channels, or in any SEC Reports (unless required by the rules and regulations of the SEC). From and after the issuance of such press release, Tamboran represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to such Subscriber by Tamboran or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. Tamboran understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of Tamboran.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of Tamboran and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
TAMBORAN RESOURCES CORPORATION

By:
    Name:    Eric Dyer
    Title:    Chief Financial Officer
Date: May 12, 2025

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:

By: ___________________________________ Name: Title:

Date: , 2025

___________________________________ Name in which securities are to be registered (if different)

Email Address: _______________________
Subscriber’s EIN:
Business Address-Street:

___________________________________

___________________________________ City, State, Zip:
Attn:

Telephone No.: ______________________

Facsimile No.: _______________________

Aggregate Number of Acquired Shares subscribed for:
_______________________________

Aggregate Purchase Price: $ [●]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Tamboran in the Closing Notice.
Signature Page to Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.
☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:
	☐	is:
	☐	is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of Tamboran acting on behalf of an affiliate of Tamboran.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
ENTITY
☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;
☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii).
☐ Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in
Schedule A-2

financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
☐ Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements described above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of the above; or
☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above and below tests.
This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.
Schedule A-3

INDIVIDUAL
☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-4